Exhibit 21

As of December 31, 2023

        A table of subsidiaries of Qurate Retail, Inc. is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Affiliate Distribution & Mktg., Inc. (fka Affiliate Sales & Marketing, Inc.)	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
AMI 2, Inc.	DE
Ballard Designs, Inc.	GA
Cinmar, LLC	DE
Contract Décor, Inc.	DE
Cornerstone Brands, Inc.	DE
Cornerstone Shared Services, LLC (fka Cornerstone Services, Inc.)	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
Frontgate Marketing, Inc.	DE
Garnet Hill, Inc.	NH
GC Marks, Inc. (fka TATV, Inc.)	DE
Home Shopping Espanol Servicios (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Network En Espanol, L.L.C.	DE
Home Shopping Network En Espanol, L.P.	Mexico
HSN Catalog Services, Inc.	DE
HSN Holding LLC	DE
HSN Improvements, LLC	DE
HSN, Inc.	DE
HSNi, LLC	DE
IC Marks, Inc.	DE

IM Experience, Inc.	PA
Ingenious Designs LLC	DE
Innovative Retailing, Inc.	DE
Liberty Interactive LLC	DE
Liberty QVC Holding, LLC	DE
Liberty USA Holdings, LLC	DE
NLG Merger Corp.	DE
NSTBC, Inc.	DE
QC Marks, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.) (dba QVC Productions; QVC Remote Productions)	DE
QRI Cornerstone, Inc.	DE
Qurate Digital Ventures, LLC	DE
Qurate Retail Group, Inc.	DE
Qurate SCOR, LLC	DE
QVC Britain	UK
QVC Chesapeake, LLC (fka QVC Chesapeake, Inc.)	VA
QVC China Holdings Limited (fka Pier Success Investments Limited)	Hong Kong
QVC China Licensing, Inc. (fka AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware LLC	DE
QVC Delaware Holdings, Inc.	DE
QVC eDistribution LLC & Co. KG (fka QVC eDistribution Inc. & Co. KG)	Germany
QVC eService LLC & Co. KG (fka QVC eService Inc. & Co. KG)	Germany
QVC France Holdings, S.à.r.l. (fka QVC Brazil Holdings I, S.à.r.l.)	Luxembourg
QVC GCH Company, LLC	DE
QVC Germany I S.à r.l. (fka QVC Germany I, Inc. and QVC Germany I LLC)	Luxembourg
QVC Germany II S.à r.l. (fka QVC Germany II, Inc. and QVC Germany I LLC)	Luxembourg
QVC Global DDGS, Inc.	DE
QVC Global Corporate Holdings, LLC	DE
QVC Global Holdings I, Inc.	DE

QVC Global Markets S.à r.l.	Luxembourg
QVC Grundstücksverwaltungs GmbH	Germany
QVC Handel S.à r.l. & Co. KG (fka QVC International Management LLC & Co. KG; QVC Handel LLC & Co. KG)	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC International Holdings S.à r.l.	Luxembourg
QVC (Barbados) International Finance SRL	Barbados
QVC International Management GP S.à.r.l.	Luxembourg
QVC Italia S.r.l.	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Services, LLC (fka QVC Japan Services, Inc.)	DE
QVC Japan, Inc.	Japan
QVC Northeast LLC	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
Qurate Retail Global Business Services SP. z.o.o.	Poland
QVC Realty, LLC (fka QVC Realty, Inc.)	PA
QVC Rocky Mount, Inc.	NC
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Inc.	Japan
QVC Shop International, Inc. (fka EZShop International, Inc.)	DE
QVC SPFO SARL (LUXEMBOURG)	Luxembourg
QVC St. Lucie, Inc.	FL
QVC Suisse Finance GmbH	Switzerland
QVC Suisse Holdings GmbH	Switzerland
QVC Suffolk, LLC (fka QVC Suffolk, Inc.; CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC UK (fka QVC)	UK
QVC UK Holdings Limited	England-Wales

QVC Vendor Development Inc.	DE
QVC, Inc.	DE
RQ Holdings Corp.	Canada
Shopping Holdings, LLC	DE
The Cornerstone Brands Group, Inc.	DE
The Cornerstone Holdings Group, Inc.	DE
Ventana Television Holdings, Inc.	DE
Ventana Television, Inc.	DE